                                                               Exhibit 99.9.4

                                                               Exhibit I.(2)(d)


                        BUENOS AIRES ENERGY
                           COMPANY S.A.



                 CONSOLIDATED FINANCIAL STATEMENTS
                 for the non-annual fiscal period
                    commenced February 20, 1997
                    and ended December 31, 1997

           BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY COMPANY CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1997 (NOTES 1 AND 2)

==========================================================================================================================
                                          December 31, 1997                                            December 31, 1997
                                               (Pesos)                                                      (Pesos)
                                         ---------------------                                        --------------------
ASSETS                                                        LIABILITIES
CURRENT ASSETS                                                CURRENT LIABILITIES
Cash and banks (Note 3.a)                1,258,614            Commercial liabilities (Note 3.d)       19,210,053
Investments (Schedule C)                 1,524,608            Bank and financial loans (Note 3.e)     18,619,262
Trade accounts receivable (Note 3.b)     40,901,778           Intercompany liabilities (Note 3.f)     6,748,969
Other accounts receivable (Note 3.c)     3,423,890            Social security liabilities (Note 3.g)  3,893,638
                                         ---------------------
TOTAL CURRENT ASSETS                     47,108,890           Tax liabilities (Note 3.h)              7,107,753
                                         ---------------------
NON-CURRENT ASSETS                                            Other liabilities (Note 3.i)            1,097,132
                                                                                                      --------------------
Trade accounts receivable (Note 3.b)     1,363,136            TOTAL CURRENT LIABILITIES               56,676,807
                                                                                                      ====================
Other accounts receivable (Note 3.c)     40,963,668           NON-CURRENT LIABILITIES
Fixed assets (Schedule A)                410,020,052          Bank and financial loans (Note 3.e)     230,000,000
Intangible assets (Schedule B)           21,106,426           Intercompany liabilities (Note 3.f)     4,140,000
                                         ---------------------
TOTAL NON-CURRENT ASSETS                 473,453,282          Other liabilities (Note 3.i)            1,757,155
                                         ---------------------                                        --------------------
                                                              TOTAL NON-CURRENT LIABILITIES           235,897,155
                                                                                                      --------------------
                                                              TOTAL LIABILITIES                       292,573,962
                                                                                                      --------------------
                                                              MINORITY INTERESTS IN SUBSIDIARIES      126,736,381
                                                                                                      --------------------
                                                              SHAREHOLDERS' EQUITY                    101,251,829
                                                                                                      --------------------
TOTAL ASSETS                             520,562,172          TOTAL LIABILITIES AND SHAREHOLDERS'     520,562,172
                                                              EQUITY
==========================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                     CONSOLIDATED STATEMENT OF INCOME/(LOSS)
     For the non-annual fiscal period commenced February 20, 1997 and ended
                               December 31, 1997
                                (Notes 1 and 2)

================================================================================
                                                            December 31, 1997
                                                                 (Pesos)
                                                           ---------------------
Net sales                                                  117,126,629
Cost of sales (Schedule H)                                 (92,643,101)
                                                           ---------------------
     GROSS PROFIT                                           24,483,528
                                                           ---------------------
Marketing expenses (Schedule H)                             (5,386,880)
Administrative expenses (Schedule H)                        (5,365,143)
Other expenses                                                 (97,800)
Financial and holding gain/(loss) (Note 21)
     Generated by assets                                     1,608,478
     Generated by liabilities                              (12,736,119)
Income tax                                                  (1,690,721)
Ordinary loss on minority interests in subsidiaries         (1,073,081)
                                                           ---------------------
     ORDINARY LOSS                                            (257,738)
Extraordinary loss (Note 22)                                  (356,633)
Extraordinary income from minority interests                   180,100
                                                           ---------------------
     NET LOSS FOR THE PERIOD                                  (434,271)
================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

     For the non-annual fiscal period commenced February 20, 1997 and ended
                                December 31, 1997
                                (Notes 1 and 2)

===================================================
                               December 31, 1997
                                    (Pesos)
                              ---------------------
CHANGES IN FUNDS
Funds at beginning of period        6,000
Increase in funds               2,777,222
                              ---------------------
Funds at end of period          2,783,222
                              =====================
REASONS FOR CHANGES IN FUNDS
Sources of funds
Loss for the period              (257,738)
Plus: Items not entailing
applications of funds
     Intangible asset           1,096,795
     amortization
     Accrued intercompany       3,494,686
     liabilities pending
     payment
     Expenses and purchases    17,783,848
     pending payment
     Accrued social security    2,823,314
     and taxes pending
     payment
     Accrued net financial      5,614,262
     income pending payment
     Intercompany net             109,472
     financial income
     pending payment
     Fixed asset depreciation   5,931,789
     Labor contingencies          197,118
     accrued in the period
     Materials used up and      1,101,915
     others
     Income from minority       1,073,081
     interests in
     subsidiaries
                              ---------------------
                               39,226,280
                              ---------------------
Less: Items not entailing
sources of funds
     Sales pending collection (32,065,384)
     Accrued intercompany         (57,383)
     sales pending collection
                              ---------------------
                               32,122,767
                              ---------------------
Funds from ordinary             6,845,775
operations
                              ---------------------
Extraordinary loss for the       (176,533)
period
Plus: Items not entailing
application of funds
     Increase in allowances       356,633
Less: Items not entailing
sources of funds
     Loss from minority          (180,100)
     interest in subsidiaries
                              ---------------------
FUNDS FROM OPERATIONS           6,845,775
                              ---------------------
Other sources of funds
Capital contributions         101,683,100
Minority interest in          123,592,050
subsidiaries
Increase in other liabilities     112,114
Bank and financial loans      288,230,000
Negotiable bonds              230,000,000
Collection of receivables      37,075,035
Increase in intercompany       30,150,000
liabilities
Net changes in tax              5,206,486
liabilities
Increase in other              51,001,000
liabilities transferred
                              ---------------------
TOTAL OTHER SOURCES OF FUNDS  867,049,785
                              ---------------------
TOTAL SOURCES OF FUNDS        873,895,560
                              ---------------------

                              ---------------------
Other applications of funds
Increase in other receivables (44,248,933)
Payment of financial loans    (275,225,000)
Increase in fixed assets      (417,053,756)
Payment of liabilities        (51,000,000)
transferred
Others                                     (1,650)
Receivables transferred at    (43,354,153)
beginning of the period
Payment of intercompany       (21,000,000)
liabilities
Increase in intangible assets (19,234,846)
                              ---------------------
TOTAL APPLICATIONS OF FUNDS   (871,118,338)
                              ---------------------
INCREASE IN FUNDS             2,777,222
===================================================

The accompanying notes are an integral part of these consolidated financial statements.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          For the non-annual fiscal period commenced February 20, 1997 and ended December 31, 1997


NOTE 1:           CONSOLIDATED FINANCIAL STATEMENTS
-------           ---------------------------------

                  The consolidated financial statements have been prepared following the procedure established by Technical Resolution No. 4 of the Argentine Federation of Professional Councils of Economic Sciences, by consolidating the Company's Balance Sheet at December 31, 1997, the Statement of Income and the Statement of Cash Flows for the non-annual fiscal period then ended, with the financial statements of its subsidiary company, Inversora Electrica de Buenos Aires S.A. in which it has enough votes to control the corporate decisions.

                  The following data reflect the corporate control:

                             Subsidiary                      Principal line of business              Percentage held
                   --------------------------------    ----------------------------------------   -----------------------
                   Inversora Electrica de Buenos       Equity interest in Empresa                          55%
                   Aires S.A.                          Distribuidora de Energia Atlantica
                                                       S.A. (EDEA S.A.). It holds the
                                                       corporate control (90%).

NOTE 2:           FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING POLICIES
-------           --------------------------------------------------------

                  The financial statements of the subsidiary have been prepared based on criteria consistent with those applied by Buenos Aires Energy Company S.A. for preparing its financial statements.

                  In addition, the principal valuation and disclosure criteria used for preparing the consolidated financial statements of the subsidiary at December 31, 1997, which have not been explained in the note on accounting policies of the Controlling Company, are as follows:

                  a.       Investments
                           -----------

                           These correspond to units in mutual funds, which have been valued at their quotation value at closing date.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2:           (Continued)
-------

                  b.       Other receivables
                           -----------------

                           These include, among others, the following:

                           - Receivables for the supply of electricity not transferred to EDEA S.A. and for which negotiations have been initiated with the Ministry of Works and Public Services of the Province of Buenos Aires, as mentioned in
                                    Note 5 to the consolidated financial
                                    statements. Only for accounting purposes, these receivables have been disclosed at a value of Pesos 1.

                           - Restricted savings and checking account balances, deposited with Banco Credito Provincial, as mentioned in Note 22 to the consolidated financial statements.

                  c.       Fixed assets
                           ------------

                           The value of the fixed assets transferred to EDEA S.A. for the rendering of public utility services has been determined considering the purchase price paid by the majority shareholder (Buenos Aires Energy Company Sociedad Anonima) for the capital stock, less the assets and liabilities transferred by the Licensor, as mentioned in Note 4 to the consolidated financial statements.

                           EDEA S.A. has entrusted independent experts with the analysis of the classification, specific appraisal and remaining useful life of each of the fixed assets.

                           Additions carried out subsequently have been disclosed in constant currency values.

                           The values thus determined are disclosed net of their corresponding accumulated depreciation calculated based on the straight-line method, taking the estimated useful lives of the assets.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2:           (Continued)

                           Materials and spare parts in stock at closing date, considered as fixed assets, were valued at their replacement cost as at such date. Consumption of such assets is included in the cost of sales for the year in which they were used up.

                           The value of the Fixed Assets, taken as a whole, does not exceed their estimated recoverable value, as disclosed by business projections taken as a whole.

                  d.       Intangible assets
                           -----------------

                           This caption includes the following items:

                           - EDEA S.A.'s obligation to bear certain costs and/or expenses, in accordance with the License agreement.

                           - Pre-operating and organization expenses of EDEA S.A.

                           - Labor commitments with EDEA S.A.'s personnel determined through actuarial estimates, as described in Note 20 to the consolidated financial statements.

                           -        Systems development expenses.

                           Intangible assets will be amortized based on the straight-line method over fifteen years calculated on a monthly basis, considering the first management period, mentioned in Note 11 to the consolidated financial statements. Systems development expenses will be amortized based on the straight-line method over three years.

                           Additionally, this caption includes the following items:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2:           (Continued)
-------

                           - Payment made for Consulting work and expenses engaged for purposes of the Public International Bid for the purchase of the Share Capital of Empresa Distribuidora de Energia Atlantica Sociedad Anonima - #11.3.j. of the Terms and Conditions for the Bid. These expenses are amortized under the straight-line method over fifteen years calculated on a monthly basis, considering the first management period mentioned in
                                    Note 11 to the consolidated financial
                                    statements.

                           - Other expenses relating to the International Public Bid mentioned above, in addition to those provided for in #11.3.j. of the Term and Conditions for the Bid, which are amortized under the same method and over the same period.

                           - Other expenses relating to the bridge loan granted by Citibank N.A. Bahamas Branch to make the irrevocable contribution to EDEA S.A. - Note 7 to the consolidated financial statements. These expenses are amortized in line with the straight-line method, over the period of life of the negotiable bonds program (5 and 7 years), which replaced the loan mentioned, considered on a monthly basis.

                           - Expenses connected with the issuance of the Negotiable Bonds - Note 9 -. These expenses are amortized in line with the straight-line method, over the life of the negotiable bonds program (5 and 7 years), considered on a monthly basis.

NOTE 3:           BREAKDOWN OF BALANCE SHEET CAPTIONS
-------           -----------------------------------

                  Balance Sheet
                  -------------

                  As at December 31, 1997, the breakdown of balance sheet captions is as follows:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           (Continued)
-------

                  a.       Cash and Banks
                           --------------

                                                                                  (Pesos)
                                                                            ---------------------
                            Cash                                            16,282
                            Imprest fund                                    25,310
                            Funds collected to be deposited                 110,841
                            Banks                                           1,082,037
                            Bank in foreign currency (Schedule G)           24,144
                                                                            ---------------------
                            TOTAL                                           1,258,614
                                                                            =====================

                  b.       Trade receivables
                           -----------------

                                                                                (Pesos)
                                                                          ---------------------
                            CURRENT
                            Trade debtors                                 37,151,393
                            Energy supplied pending invoicing             18,203,567
                            Others                                        6,786,665
                                                                          ---------------------
                            SUBTOTAL                                      62,141,625
                            less: Allowance for bad debtors (Schedule E)  (21,239,847)

                                                                          ---------------------
                            SUBTOTAL                                      40,901,778
                                                                          ---------------------
                            NON-CURRENT
                            Trade liabilities                             1,363,136
                                                                          ---------------------
                            SUBTOTAL                                      1,363,136
                                                                          ---------------------
                            TOTAL                                         42,264,914
                                                                          =====================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           (Continued)
-------

                  c.       Other receivables
                           -----------------

                                                                              (Pesos)
                                                                        ---------------------
                            CURRENT
                            Documents with first maturity following     403,288
                            April 1, 1997 (less than 60-day default as
                            at June 2, 1997)
                            Non-transferred documents included in       873,695
                            Circular No. 88 of the Terms of Reference
                            and Conditions
                            Miscellaneous                               12,000
                                                                        ---------------------
                            SUBTOTAL (NOTE 5)                           1,288,983
                            Allowance for defaulting receivables        (1,288,982)
                            (Schedule E)
                                                                        ---------------------
                            SUBTOTAL                                    1
                                                                        ---------------------
                            Employees Stock Ownership Plan              905,839
                            VAT credit balance                          357,971
                            Miscellaneous advance payments              188,842
                            Intercompany receivables (EdERSA)           69,434
                            Receivables from the staff                  539,790
                            Banco Credito Provincial (Note 22)          713,268
                            Other receivables                           648,745
                                                                        ---------------------
                            SUBTOTAL                                    3,423,890
                                                                        ---------------------
                            NON-CURRENT
                            Loans to personnel                          161,749
                            Employee Stock Ownership Plan               39,494,261
                            Banco Credito Provincial (Note 22)          1,664,291
                            Allowance for bad debtors (Note 22 and      (356,633)
                            Schedule E)
                                                                        ---------------------
                            SUBTOTAL                                    40,963,668
                                                                        ---------------------
                            TOTAL                                       44,387,558
                                                                        =====================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           (Continued)
-------

                  d.       Commercial liabilities
                           ----------------------

                                                                              (Pesos)
                                                                        ---------------------
                            In local currency
                                 Suppliers                              6,355,777
                                 Allowance for invoices to be received  5,315,880
                                                                        ---------------------
                            SUBTOTAL                                    11,671,657
                                                                        ---------------------
                            In foreign currency (Schedule G)
                                 Suppliers                              5,580,888
                                 Allowance for invoices to be received  1,957,508
                                                                        ---------------------
                            SUBTOTAL                                    7,538,396
                                                                        ---------------------
                            TOTAL                                       19,210,053
                                                                        =====================

                  e.       Bank and financial loans
                           ------------------------

                                                                               (Pesos)
                                                                        ---------------------
                            CURRENT
                            In foreign currency (Schedule G)
                                 Citibank                               4,350,000
                                 Banco Rio de la Plata                  7,440,000
                                 Banco Provincia de Buenos Aires        1,215,000
                                 Accrued interest                       5,614,262
                                                                        ---------------------
                            SUBTOTAL                                    18,619,262
                                                                        ---------------------
                            NON-CURRENT
                            Negotiable Bonds (Note 9 and Schedule G)    230,000,000
                                                                        ---------------------
                            TOTAL                                       248,619,262
                                                                        =====================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           (Continued)
-------

                  f.       Intercompany liabilities
                           ------------------------

                                                                               (Pesos)
                                                                        ---------------------
                            CURRENT
                            CNG International Corporation (Note 8 and   424,183
                            Schedule G)
                            Loma Negra S.A. (Note 8 and Schedule G)     424,183
                            United Utilities International Ltd. (Note   748,558
                            8 and Schedule G)
                            Camuzzi Argentina S.A.                      1,110,103
                            Camuzzi Argentina S.A. (Note 8 and          1,272,548
                            Schedule G)
                            Camuzzi Gas Pampeana S.A.                   88,555
                            Central Piedrabuena S.A. (Schedule G)       1,610,728
                            United Utilities International Argentina    1,044,663
                            S.A.
                            United Utilities International Ltd.         25,448
                            (Schedule G)
                                                                        ---------------------
                            SUBTOTAL                                    6,748,969
                                                                        ---------------------
                            NON-CURRENT
                            Camuzzi Argentina S.A. (Note 8 and          1,836,000
                            Schedule G)
                            CNG International Corporation (Note 8 and   612,000
                            Schedule G)
                            Loma Negra S.A. (Note 8 and Schedule G)     612,000
                            United Utilities International Ltd. (Note   1,080,000
                            8 and Schedule G)
                                                                        ---------------------
                            SUBTOTAL                                    4,140,000
                                                                        ---------------------
                            TOTAL                                       10,888,969
                                                                        =====================

                  g.       Social security liabilities
                           ---------------------------

                                                                               (Pesos)
                                                                        ---------------------
                            Salaries payable                            25,543
                            Social security charges payable             988,192
                            Accrued vacations                           1,489,914
                            Allowance for annual bonus based on         1,338,026
                            efficiency
                            Allowance for tourism assignment            51,963
                                                                        ---------------------
                            TOTAL                                       3,893,638
                                                                        =====================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3:           (Continued)
-------

                  h.       Tax payables
                           ------------

                                                                               (Pesos)
                                                                        ---------------------
                            National taxes
                                 Law 23,681                             82,646
                                 Income tax                             1,692,994
                                                                        ---------------------
                            SUBTOTAL                                    1,775,640
                                                                        ---------------------
                            Provincial taxes
                                 Law 7,290                              947,515
                                 Law 9,038                              520,405
                                 Law 11,769                             587,149
                                 Gross revenue tax                      148,639
                                                                        ---------------------
                            SUBTOTAL                                    2,203,708
                                                                        ---------------------
                            Municipal taxes
                                 Law 11,769 Section 72/Ter.             1,659,298
                                 Law 10,740                             1,469,107
                                                                        ---------------------
                            SUBTOTAL                                    3,128,405
                                                                        ---------------------
                            TOTAL                                       7,107,753
                                                                        =====================

                  i.       Other liabilities
                           -----------------

                                                                               (Pesos)
                                                                        ---------------------
                            CURRENT
                            Labor commitment towards personnel (Note    34,301
                            20)
                            Inspection and control rate                 586,187
                            Miscellaneous                               476,644
                                                                        ---------------------
                            SUBTOTAL                                    1,097,132
                                                                        ---------------------
                            NON-CURRENT
                            Labor commitment towards personnel (Note    1,755,155
                            20)
                            Miscellaneous                               2,000
                                                                        ---------------------
                            SUBTOTAL                                    1,757,155
                                                                        ---------------------
                            TOTAL                                       2,854,287
                                                                        =====================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 4:           FIXED ASSETS TRANSFERRED
-------           ------------------------

                  According to the Terms of Reference and Conditions for the International and National Public Bid called for all the shares of Empresa Distribuidora de Energia Atlantica S.A. and the License Agreement, the fixed assets transferred by the Licensor to EDEA S.A. include, among others, Properties, Vehicles, Transformation Stations, Works in Progress, Materials and Spare Parts and any other assets necessary for the rendering of the public utility service existing at the moment in which EDEA S.A. started its operations.

                  These assets shall only be used in connection with the rendering of the public utility service, and shall be transferred to the Province of Buenos Aires upon expiration of the License.

                  Empresa Distribuidora de Energia Atlantica S.A. has entrusted independent experts with the analysis of the appraisal of such assets, as well as the determination of the remaining useful life thereof; as at the closing date of these financial statements such analysis was in progress. The individual accounting values of the fixed assets received by EDEA S.A. shall be determined based on this analysis.

NOTE 5:           OTHER RECEIVABLES NOT TRANSFERRED
-------           ---------------------------------

                  The subsidiary (EDEA S.A.) has started negotiations with the Ministry of Works and Public Services of the province of Buenos Aires, with respect to certain receivables for energy supply and others which should have been transferred, as construed by EDEA S.A. from the Share Transfer Agreement dated June 2, 1997.

                  EDEA S.A. has accounted for such receivables, whose face value amounts to pesos 1,288,983, as described in Note 3.c to the consolidated financial statements.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 6:           EMPLOYEE STOCK OWNERSHIP PROGRAM
-------           --------------------------------

                  Ordinary Class C shares of EDEA S.A., representing 10% of its capital stock, were transferred to Inversora Electrica de Buenos Aires to be held by Banco de la Provincia de Buenos Aires as trustee, until the Employee Stock Ownership Participation Program is implemented with them.

                  Pursuant to Chapter XII of the Terms of Reference and Conditions and to Clause Nine of Circular No. 36 for the privatization of EDEA S.A., the employees of such Company who elect to participate in the Stock Ownership Program shall pay the purchase price of Ordinary Class C shares to the Licensees, with the full amount of annual dividends corresponding to such shares, net of the Trustee's fees and the creation of a Guarantee and Repurchase Fund.

                  Accordingly, the recording of such receivable as current and non-current was made based on the projection of dividends to be distributed by EDEA S.A..

NOTE 7:           BRIDGE LOAN TO THE CONTROLLED COMPANY
-------           -------------------------------------

                  On May 28, 1997, Citibank N.A. Bahamas granted a "bridge loan" for U.S.$200,000,000 to IEBA S.A. until the issuance of Negotiable Bonds mentioned in Note 9, to be used for the payment of the License granted by the Province of Buenos Aires to EDEA S.A..

                  This loan, plus the corresponding interest, was settled with the proceeds of the issuance of Negotiable Bonds on September 24, 1997, as mentioned in Note 9 and 24 to the consolidated financial statements.

NOTE 8:           LOANS FROM THE SHAREHOLDERS OF THE CONTROLLED COMPANY
-------           -----------------------------------------------------

                  On May 27, 1997, IEBA S.A. requested the financial assistance of its shareholders, pro rata to their shareholdings, for the payment of the price balance of the shares in Empresa Distribuidora de Energia Atlantica S.A.. The amounts obtained were as follows:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 8:           (Continued)
-------

                  Buenos Aires Energy Company S.A.         U.S.$ 16,500,000 (1)
                  United Utilities International Limited   U.S.$ 13,500,000

                  (1) Amount contributed by the shareholders of BAECO (Camuzzi Argentina S.A., CNG International Corporation and Loma Negra S.A.) in proportion to their share holdings.

                  These loans were partially settled with the proceeds of the issuance of Negotiable Bonds mentioned in Note 9 to the consolidated financial statements and the balance was renegotiated as follows:

                  Loan from United Utilities International Limited for U.S.
                  ---------------------------------------------------------
                  $ 13,500,000
                  ------------

                  - U.S.$ 9,450,000 plus interest were settled on September 24, 1997, with the proceeds of the Negotiable Bonds.

                  - U.S.$ 2,250,000 were allocated to an irrevocable contribution.

                  - U.S.$ 1,800,000 were refinanced in 5 semiannual installments of U.S.$ 360,000 each, due as from March 31, 1998. Interest rate: LIBO, 180-day rate.

                  Loan from the shareholders of BAECO S.A. for U.S.$ 16,500,000
                  -------------------------------------------------------------

                  - U.S.$ 11,400,000 plus interest were settled on October 1, 1997, with the proceeds of the Negotiable Bonds.

                  - U.S.$ 5,100,000 were refinanced in 5 semiannual installments of U.S.$ 1,020,000 each, maturing on March 31, 1998. Interest rate: LIBO, 180-day rate.

                  The loans mentioned above outstanding at December 31, 1997, plus interest, are disclosed in the consolidated financial statements as current and non-current loans in accordance with the renegotiations described above.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 9:           ISSUANCE OF NEGOTIABLE BONDS
-------           ----------------------------

                  On September 24, 1997, IEBA S.A. issued Negotiable Bonds not convertible into shares, under the Negotiable Bond Program approved by the CNV through Resolutions Nos. 11,880 and 11,898 dated September 8 and September 18, respectively.

                  The conditions of the issuance were as follows:

                  Class A securities

                  . Face value:                  U.S.$ 100,000,000
                  . Annual interest rate:        8.65% payable semi-annually in arrears
                  . Maturity of principal:       September 16, 2002.

                  Class B securities

                  . Face value:                  U.S.$ 130,000,000
                  . Annual interest rate:        9.00%, payable semi-annually in arrears
                  . Maturity of principal:       September 16, 2004.

                  The main restrictions under the conditions for the issuance of the Negotiable Bonds are the following:

                  Limitation on Additional indebtedness: The Issuer shall not, create, incur, assume or issue either, directly or indirectly, guarantee or in any manner become, either directly or indirectly, liable for or with respect to it ("incur") or tolerate any Indebtedness (including the Acquired Indebtedness), except for Indebtedness falling within at least one of the following categories:

                  (i) Indebtedness under the Securities and the Trust Agreement;
                  (ii) Indebtedness of the Issuer and of the Restricted Subsidiaries outstanding at the Issue Date after giving effect to the application of the proceeds of the sale of Securities;
                  (iii) Indebtedness of the Issuer or of any Restricted Subsidiary; provided that, following such Indebtedness and after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing, (b) the Consolidated EBITDA Coverage Ratio of the

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 9:           (Continued)
-------

                  Issuer determined on a pro forma basis, for the last four fiscal quarters, taken as a whole, and assuming such Indebtedness had been incurred on the first day of such fourth quarter, had been at least 2.0 to 1.0; (iv) the Indebtedness incurred between the Issuer and any Restricted Subsidiary; (v) Indebtedness incurred in Interest Rate Agreements or Currency Agreements entered into with the purpose of hedging the fluctuations of interest rates or currency with respect to such Indebtedness and not for speculation purposes; (vi) (a) the Indebtedness of the Issuer regarding (1) the purchase price of the property acquired in the ordinary course of business or (2) obligations under other transactions related to capital investments; and (b) additional Indebtedness of EDEA provided that (x) such Indebtedness is assumed in relation to EDEA's business and operations, (y) such Indebtedness is not incurred in relation to a Permitted Investment under subsections (vi) or (vii) of the corresponding definition; and (z) immediately after the assumption of an Indebtedness and after giving effect thereto, the ratio (A) of the aggregate sum of EDEA's Total Consolidated Indebtedness plus any Indebtedness of the Issuer then incurred pursuant to subsection (a) above, to (B) EDEA's Total Consolidated Capitalization, does not exceed 0.40 to 1.00; and (vii) the replacements, renewals, refinancing and extensions of the Indebtedness described in clauses (i) through (vii) above; provided, however, that any such replacements, renewals, refinancing and extension (a) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount in excess of the amounts or at a date prior to the dates specified in the Indebtedness being replaced, renewed, refinanced or extended, and (b) shall not exceed the principal amount (plus accrued interest, prepayment premium and costs of operations, if any) of the Indebtedness.

                  Limitation on Restricted Payments: The Issuer shall not make, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 9:           (Continued)
-------

                  (i) no Default or Event of Default had occurred and be continuing at the time or after giving effect to such Restricted Payment; (ii) (A) up to September 30, 2000, the Consolidated EBITDA Coverage Ratio is at least 1.75 to 1.0 and
                  (B) thereafter the Issuer may incur an additional Indebtedness of U.S.$1.00 pursuant to clause (iii) of the "Limitation on Additional Indebtedness" covenant; and (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of: (a) the difference between the sum of
                  (1) 100% of cumulative Consolidated EBITDA (or if such consolidated cumulative EBITDA is negative, less 100% of such amount) and (2) the result of multiplying 1.5 times the Consolidated Net Interest Expense, in each instance calculated for the fiscal year (taken as one accounting period) commenced on June 2, 1997 and ended on the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Issuer are available, and (b) 100% of the aggregate Net Proceeds received by the Issuer from the issuance or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock) of the Issuer or any Indebtedness or other securities of the Issuer convertible into Capital Stock (other than Disqualified Capital Stock) or exercisable or exchangeable for Capital Stock of the Issuer which have been so converted, exercised or exchanged, as the case may be.

                  For purposes of determining the amounts expended for Restricted Payments, cash distributed shall be valued at the face value thereof and property other than cash shall be valued at its Fair Market Value.

                  Notwithstanding the foregoing, the Company may make Permitted Payments.

                  "Permitted Payments" include:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 9:           (Continued)
-------

                  (x) the payment of any dividend within 60 calendar days after the date of declaration thereof, if at such date of such declaration the payment complied with the provisions of the Trust Agreement, (y) the withdrawal of any Capital Stock or Subordinated Indebtedness of the Issuer or of any Restricted Subsidiary by conversion into or by exchange for, shares of Capital Stock of the Issuer or of any Restricted Subsidiary (other than Disqualified Capital Stock), or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of Capital Stock (other than Disqualified Capital Stock) of the Issuer; and (z) the withdrawal of any Subordinated Indebtedness of the Issuer by exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Issuer permitted to be incurred in accordance with the "Limitation on Additional Indebtedness" covenant herein.

                  In determining the amount of Restricted Payments permissible under clause (iii) above, amounts expended pursuant to clauses
                  (x), (y) and (z) in the preceding paragraph shall be included as Restricted Payments.

                  Limitation on liens. The Issuer shall not, whether indirectly or directly, and shall not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of their respective property or assets now owned or hereafter acquired (including any Capital Stock) or proceeds therefrom securing any Indebtedness, unless the Securities and all the amounts due under the Trust Agreement are equally and ratably secured by such Lien upon such property, assets or proceeds, together with (or prior to, in the event the obligation or liability to be secured with such a Lien were a Subordinate Indebtedness) the obligation or liability secured by such Lien.

                  Ownership of voting stock of EDEA. The Issuer shall at all times maintain ownership of at least 90% of the securities of EDEA entitled to vote.

                  In addition to the aforementioned restrictions, there are other restrictions related to the following:

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 9:           (Continued)
-------

                  Limitation on dividends and other payment restrictions affecting the Subsidiaries.

                  Disposal of the proceeds of sales of assets.

                  Limitation on transactions with affiliates.

                  Limitation on consolidations, mergers by absorption and sales of assets.

                  Limitation on designation of unrestricted Subsidiaries.

NOTE 10:          CALCULATION OF THE CONSOLIDATED EBITDA
--------          --------------------------------------

                  In accordance with the commitments under the issuance of Negotiable Bonds, the breakdown of the calculation of the EBITDA shall be the following:

                   NET CONSOLIDATED LOSS                            (508,446)
                   PLUS:
                   Income tax              1,690,721
                   Financial income        13,001,662
                   Amortizations           7,169,616
                   Minority interest       1,121,782
                   Extraordinary income    320,970                  23,304,751
                                           ---------------------    --------------------
                   LESS:
                   Dividends from the                         -
                   minority interest (Net
                   of corresponding
                   payments received from
                   the PPAP)
                   Financial loss          (1,937,865)
                   Amortization of                            -
                   negative goodwill
                   Extraordinary loss                         -     (1,937,865)
                                           ---------------------    --------------------
                                                                    20,858,440
                                                                    ====================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 11:          MANAGEMENT PERIOD OF EDEA S.A.
--------          ------------------------------

                  In accordance with the provisions of Sections 6 through 12 of the License Agreement, the term thereof shall be divided into management periods. The first period shall extend for fifteen years, as from takeover, and the remaining eight periods shall be for ten years each, as from the end of the preceding management period.

                  At least six months prior to the end of each management period, Inversora Electrica de Buenos Aires S.A. shall be able to sell its holding of Class A shares of the Licensee -EDEA S.A.- through an International Public Bidding called for by the Ministry of Works and Public Services of the Province of Buenos Aires.

NOTE 12:          SECURITIES GRANTED BY THE CONTROLLED COMPANY
--------          --------------------------------------------

                  In compliance with section 38 of the License Agreement, Class A Shares of EDEA, owned by Inversora Electrica de Buenos Aires S.A., are pledged in security for the performance of the obligations undertaken thereunder, under the following terms and conditions:

                  * The pledged Class A shares shall be delivered to the Licensor.

                  * The holders of Class A shares shall undertake the obligation to increase this security by creating a similar pledge on any Class A shares acquired thereafter by the Licensee, as a result of new capital contributions or capitalization of profits and/or balances of capital adjustments and/or share dividends.

                  * The pledge thus created shall be maintained during the term of the License and such lien shall survive the succeeding transfers of Class A shares.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 13:          RESTRICTIONS ON THE TRANSFER OF SHARES
--------          --------------------------------------

                  According to Section 16 of the License Agreement, Inversora Electrica de Buenos Aires S.A., as majority shareholder of the Class A shares of EDEA, shall not modify its holding of such shares or sell then for five (5) years as from the date of the enforcement of the License Agreement (June 2, 1997). Following such five-year period, Inversora Electrica de Buenos Aires S.A. shall be able to modify or sell its shareholding, prior authorization of the Relevant Authority.

                  Pursuant to Section 16 in fine of the License agreement and to
                  Section 9 of the By-laws, the shareholders of Inversora Electrica de Buenos Aires S.A. are restricted over a five-year period as from the enforcement of the License (June 2, 1997) from modifying their holding of such shares or selling the shares of such Investment Company by a proportion and amount exceeding FORTY NINE PERCENT (49%) of their respective shareholdings of the Investment Company. Following such five-year period, the shareholders will be allowed to dispose of their shareholdings upon prior notice to the Provincial Executive Power through the Relevant Authority, as provided for in Provincial Law No. 11,769.

                  In addition, the technical operator of EDEA S.A. shall not, over a five-year period as from the takeover (June 2, 1997) modify his holding of such shares or sell its Class A shares by a proportion and amount exceeding 39.20% of the total shares representing the capital stock of the Company. Following such five-year period, EDEA S.A. shall be able to modify its shareholding or sell its Class A Shares subject to the ordinary regulations set forth in connection with any of the Company's shareholders.

NOTE 14:          ASSETS RECEIVED IN COMMODATUM
--------          -----------------------------

                  The Ministry of Public Works and Services of the Province of Buenos Aires has lent in commodatum to EDEA S.A. for the term of one year, certain Properties not considered essential for the supply of the public service, granting a lease and/or purchase option on them to Empresa Distribuidora de Energia Atlantica S.A. at the end of such commodatum.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 15:          FORWARD CONTRACTS
--------          -----------------

                  At December 31, 1997, EDEA S.A. has energy sale forward contracts, some of which were received as a result of the privatization process, as follows:

                  -        30 contracts with cooperatives, maturing on year
                           2001,

                  - 19 contracts with large customers maturing between 1998 and year 2000.

NOTE 16:          INVESTMENTS AND ELECTRIC ENERGY SUPPLY SYSTEM
--------          ---------------------------------------------

                  It is EDEA S.A.'s responsibility to make the necessary investments to ensure the rendering of the public service in conformity with the quality levels set in the license agreement, as well as to execute block energy purchase and sale contracts that it considers necessary to cover the current and future demand within the licensed area, in addition to the energy purchase and sale contracts with Central Termica San Nicolas S.A. and the cold reserve contract with Eseba Generacion and Eseba S.A. or their predecessors, which are a requirement of the license, and the lack of supply cannot be given as a reason to be exempt from the responsibility concerning its obligation to provide the service.

NOTE 17:          ADJUSTMENTS TO BALANCES TRANSFERRED AT START-UP
--------          -----------------------------------------------

                  At the time of the transfer of assets and liabilities, the controlled company received indirectly certain receivables, principally from the municipalities within the licensed area, which should have not been transferred to EDEA, as ESEBA had exercised the rights to dispose of them before.

                  During the current financial year, EDEA S.A. has given accounting recognition to this situation and adjusted its trade accounts receivable of $ 793,772 with a balancing entry in the Fixed Assets transferred, which were determined considering the amount paid by the majority shareholder (Inversora Electrica de Buenos Aires S.A.) to acquire the equity in it, less the assets and liabilities transferred by the licensor, as mentioned in Note 2.c. to the consolidated financial statements.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 18:          RESTRICTIONS ARISING FROM THE LICENSE AGREEMENT
--------          -----------------------------------------------

                  The rights and obligations of EDEA S.A. arising from the license agreement may not be assigned to any third party without the prior consent of the Provincial Executive Power. However, the prior consent of the Provincial Executive Power shall not be necessary to assign to a third party, for the purpose of granting a security, the economic rights arising from the actual rendering of the utility service regarding which the Licensee is entitled to render pursuant to the license agreement.

NOTE 19:          RESTRICTED ASSETS
--------          -----------------

                  EDEA S.A. shall be forbidden to create any mortgage, pledge, lien or security interest in favor of third parties upon the assets essential for the service. Notwithstanding the foregoing, EDEA S.A. shall dispose without restrictions of those assets which in the future may be deemed inadequate or unnecessary for such purpose. This restriction shall not extend to the creation of real property rights granted by EDEA S.A. upon an asset at the moment of its acquisition, as a security for the compliance of the payment of the purchase price.

NOTE 20:          LABOR COMMITMENTS TOWARDS EDEA S.A.'S PERSONNEL
--------          -----------------------------------------------

                  In accordance with the provisions of Section 26 of the Collective Bargaining Agreement, every employee availing of the pension benefit plan, as well as his beneficiaries, in the case of employees who may have died while rendering services, shall be granted a bonus based on his monthly remuneration and seniority.

                  According to the foregoing, the total cost recorded under income for the period, based on actuarial estimates, is made up of the following items:

                                                                          (Pesos)
                                                                    --------------------
                   Costs of services                                97,462
                   Interest costs                                   58,019
                   Amortization of initial commitment               96,698
                                                                    --------------------
                   Total                                            252,179
                                                                    ====================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 20:          (Continued)
--------

                  where Costs of Services represent the current estimated actuarial value of the portion of indemnity attributable to the year, Interest Cost corresponds to the interest on the Projected Commitment and the Amortization is the portion corresponding to the Initial Liabilities at June 2, 1997, which amounted to Pesos 2,435,196, to be amortized in 15 equal annual installments.

                  At December 31, 1997, the Projected Commitment has been calculated in a total of Pesos 2,520,064 and the Cumulative Commitment (current actuarial value of the portion of indemnity attributable to past services) totalled Pesos 1,789,456.

                  Considering that the Cumulative Commitment should be disclosed as a minimum, the Minimum Additional Liabilities are recorded as a counterpart under the Intangible Assets account, for a total of Pesos 1,592,338 at December 31, 1997.

NOTE 21:          FINANCIAL INCOME/(LOSS)
--------

                                                                           (Pesos)
                                                                    --------------------
                   GENERATED BY ASSETS
                   Interest                                         128,404
                   Surcharges for late payment                      1,442,316
                   Quotation differences and others                 37,758
                                                                    --------------------
                   SUBTOTAL                                         1,608,478
                                                                    --------------------
                   GENERATED BY LIABILITIES
                   Bank fees and expenses                           (169,187)
                   Interest on financial transactions and others    (12,535,001)
                   Exchange differences                             (31,931)
                                                                    --------------------
                   SUBTOTAL                                         (12,736,119)
                                                                    --------------------
                   TOTAL                                            (11,127,641)
                                                                    ====================

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 22:          RESTRICTION ON FUNDS
--------          --------------------

                  The Argentine Central Bank (the "BCRA") resolved, under Resolution No. 365 dated August 20, 1997, the complete suspension of the transactions of Banco Credito Provincial S.A., except for those transactions related to the Central Bank derived from monetary regulation and/or exchange transactions; transactions related to purchase and credit cards existing as at such date; credit collection transactions, mere custody administrative transactions or those related to the compliance with labor, social security or fiscal obligations; and the payment of pension and survivors' benefits with funds provided by the National Administration of Social Security.

                  In addition, on December 18, 1997, the BCRA through Resolution No. 741 authorized the group of large depositors of Banco Credito Provincial S.A., to integrate a retail commercial bank named Mercobank S.A., created pursuant to the provisions of section 7 of the Financial Entities Law.

                  EDEA S.A.'s funds deposited with such Bank, at December 31, 1997, amount to Pesos 51,296 in the Savings Account and Pesos 2,326,263 in the Checking Account, as disclosed under the "Other Receivables" account, classified in current and non-current, depending on the time in which EDEA S.A. considers it shall collect the above-mentioned amounts. The Company expects to collect approximately 30% in cash, 40% in shares and the remainder in Class C bonds, representing the loan portfolio of Banco Credito Provincial S.A..

                  EDEA S.A. has decided to make a Pesos 356,633 allowance with a counterpart under Extraordinary income. Said allowance represents the doubtful recovery of the value of Class C bonds to be received by the Company in the future.

                        BUENOS AIRES ENERGY COMPANY S.A.
                           AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 23:          INTERCOMPANY TRANSACTIONS
--------          -------------------------

                  As at December 31, 1997, intercompany transactions were as follows:

                                                                          (Pesos)
                                                                    --------------------
                   Transactions Loss/(Income)
                   Camuzzi Gas Pampeana S.A.                        15,687
                   Camuzzi Gas Pampeana S.A.                        (29,981)
                   Camuzzi Argentina S.A.                           1,855,001       (1)
                   Central Piedra Buena S.A.                        1,225,917
                   Loma Negra S.A.                                  81,633
                   CNG International Corporation                    81,633
                   Empresa de Energia Rio Negro S.A.                (57,383)
                   United Utilities International Argentina S.A.    1,222,969
                   United Utilities International Ltd.              971,307         (2)

                  (1)      Includes Pesos 796,972 capitalized under Intangible
                           Assets.
                  (2)      Includes Pesos 675,000 capitalized under Intangible
                           Assets.

NOTE 24:          ALLOCATION OF FUNDS OBTAINED FROM THE ISSUANCE OF NEGOTIABLE
--------          ------------------------------------------------------------
                  BONDS
                  -----

                  The final allocation of the funds obtained from the placement of Negotiable Bonds (Note 9 to the consolidated financial statements) is described below for information purposes:

                                                  U.S.$                U.S.$
                                           ------------------------------------------
                   Funds from the                               230,000,000
                   issuance of Negotiable
                   Bonds
                   Issuance fee                                 (3,125,000)
                                                                ---------------------
                   Net income                                   226,875,000
                   Payment of bridge loan
                   - Citibank Nassau
                   Principal               200,000,000
                   Interest                4,873,611            (204,873,611)
                                           ---------------------
                   Fees for services                            (625,198)
                   Payment of loans from
                   Shareholders
                   Buenos Aires Energy     11,877,250
                   Company S.A.
                   United Utilities        9,717,750            (21,595,000)
                   International LTD
                                           ---------------------
                   Difference paid with                         218,809
                   the Company's funds
                                                                ---------------------
                   Net proceeds                                                    -
                                                                =====================

               BUENOS AIRES ENERGY COMPANY S.A. AND ITS SUBSIDIARY
                                  FIXED ASSETS

     For the non-annual fiscal period commenced February 20, 1997 and ended
                               December 31, 1997



                                                                      SCHEDULE A

==============================================================================
                                      OPENING VALUE
                 -------------------------------------------------------------


      Item       Additions for    Transfers      Deletions(1)   Value at end
                   the period       Pesos          Pesos        of period
                     Pesos                                        Pesos

------------------------------------------------------------------------------
Fixed assets        401,419,630           --             --    401,419,630
transferred
(Note 4)
Materials and        10,971,828  (1,542,135)      1,101,915      8,327,778
spare parts
Tools                   117,104           --             --        117,104
Computer                588,709           --             --        588,709
equipment
Communication            56,296           --             --         56,296
equipment
Furniture and           170,000           --             --        170,000
office equipment
Vehicles                297,776           --             --        297,776
Works in              2,202,413    1,542,135             --      3,744,548
progress
Land                    323,873           --             --        323,873
Buildings               906,127           --             --        906,127
                 -------------------------------------------------------------
Total at            417,053,756           --      1,101,915    415,951,841
December 31,
1997
==============================================================================





=========================================================================================
                                     DEPRECIATION
                -------------------------------------------------------------------------
                             Current period
                -------------------------------------------
      Item              Rate      Amount(2)       Deletions     Accumulated  Net carrying
                          %          Pesos          Pesos        at end of       value
                                                                  period         Pesos
                                                                  Pesos
-----------------------------------------------------------------------------------------
Fixed assets             2.5      5,854,036             --      5,854,036    395,565,594
transferred
(Note 4)
Materials and             --             --             --             --      8,327,778
spare parts
Tools                  33.33          4,934             --          4,934        112,170
Computer               33.33         54,366             --         54,366        534,343
equipment
Communication          33.33          3,113             --          3,113         53,183
equipment
Furniture and          20.00          2,834             --          2,834        167,166
office equipment
Vehicles               20.00         10,996             --         10,996        286,780
Works in                  --             --             --             --      3,744,548
progress
Land                      --             --             --             --        323,873
Buildings               2.00          1,510             --          1,510        904,617
                -------------------------------------------------------------------------
Total at                  --      5,931,789             --      5,931,789    410,020,052
December 31,
1997
=========================================================================================

Note:

(1) Includes Pesos 970,526 on account of materials and spare parts used up and Pesos 131,389 on account of other expenses.
(2)  Included in Schedule H.

                        BUENOS AIRES ENERGY COMPANY S.A.
                                INTANGIBLE ASSETS

     For the non-annual fiscal period commenced February 20, 1997 and ended
                               December 31, 1997

                                                                      SCHEDULE B

====================================================================================================================================
                                    Opening value                                   Depreciation
                        ------------------------------------------------------------------------------------------------------------
                                                                         For the period
                                                              ----------------------------------
Principal Account       Additions for the   Value at end of          Rate            Amount(1)    Accumulated at     Net book value
                              period             period               %                           end of period         (Pesos)
                             (Pesos)            (Pesos)                                              (Pesos)
------------------------------------------------------------------------------------------------------------------------------------
Pre-operating and       1,903,006          1,903,006          6.67                59,977             59,977            1,843,029
organization expenses
Consulting fees and     5,765,495          5,765,495          6.67               224,215            224,215            5,541,280
other expenses re.
international public
bidding for the
purchase of EDEA S.A's
shareholding
Expenses re. the issue  4,381,288          4,381,288                 20.00/14.30 244,917            244,917            4,136,371
of Negotiable Bonds
Expenses re. Loan from  4,636,232          4,636,232                 20.00/14.30 434,817            434,817            4,201,415
Citibank
Costs and Expenses      3,424,095          3,424,095          6.67               113,826            113,826            3,310,269
assumed under the
License Agreement
Labor undertakings as   1,733,370          1,733,370                           - 141,032            141,032            1,592,338
per Section 26
Collective Bargaining
Agreement (Note 20)
Systems development       500,767            500,767         33.33                19,043             19,043              481,724
                        ------------------------------------------------------------------------------------------------------------
Total at December 31,  22,344,253         22,344,253                         - 1,237,827          1,237,827           21,106,426
1997
====================================================================================================================================

Note:
(1) Pesos 1,096,795 for Amortization of Intangible Assets and Pesos 141,032 are included under Salaries and Wages in Schedule H.

                        BUENOS AIRES ENERGY COMPANY S.A.
                 Consolidated Balance Sheet at December 31, 1997
                                   INVESTMENTS


                                                                      SCHEDULE C

================================================================================
                           ITEM                                 BOOK VALUE
                                                                 (Pesos)
--------------------------------------------------------------------------------
CURRENT INVESTMENTS
         Mutual fund
         Provinfondos                                      1,524,608
                                                           ---------------------
TOTAL CURRENT INVESTMENTS                                  1,524,608
                                                           ---------------------
TOTAL AT DECEMBER 31, 1997                                 1,524,608
================================================================================

                        BUENOS AIRES ENERGY COMPANY S.A.
                                   ALLOWANCES

     For the non-annual fiscal period commenced February 20, 1997 and ended
                                December 31, 1997

                                                                      SCHEDULE E

==============================================================================================
            Item             Additions for          Deletions          Net book value
                            the period (1)           (Pesos)              (Pesos)
                                (Pesos)
----------------------------------------------------------------------------------------------
DEDUCTED FROM ASSETS
Allowance for trade           21,278,242            38,395               21,239,847
receivables
Allowance for other           1,645,615                                   1,645,615
receivables
                              ----------------------------------------------------------------
Total at December 31, 1997    22,923,857            38,395               22,885,462
==============================================================================================

Note:
(1)      Pesos 22,567,224 determined as at the takeover.

                        BUENOS AIRES ENERGY COMPANY S.A.
                 Consolidated Balance Sheet at December 31, 1997
                     FOREIGN CURRENCY ASSETS AND LIABILITIES


                                                                      SCHEDULE G

================================================================================
         ITEMS         Type and amount of         Current         Amount in
                        foreign currency       exchange rate  Argentine currency
                            U.S.$                                  (Pesos)
--------------------------------------------------------------------------------
CURRENT ASSETS
Cash and banks
     Trade & Commerce   U.S.$     21,144             1.0000              24,144
                                                                   -------------
TOTAL CURRENT ASSETS                                                     24,144
                                                                   -------------
TOTAL ASSETS                                                             24,144
                                                                   =============
CURRENT LIABILITIES
Commercial liabilities  U.S.$  7,538,396            1.0000            7,538,396
Bank loans (including   U.S.$ 18,619,262            1.0000           18,619,262
interest)
Intercompany
liabilities
     Camuzzi Argentina  U.S.$  1,272,548            1.0000            1,272,548
     S.A.
     Loma Negra S.A.    U.S.$    424,183            1.0000              424,183
     CNG International  U.S.$    424,183            1.0000              424,183
     Corporation
     United Utilities   U.S.$    748,558            1.0000              748,558
     International  LTD
     Central Piedra     U.S.$  1,610,728            1.0000            1,610,728
     Buena
                                                                   -------------
                                                                      4,480,200
Intercompany
liabilities
     United Utilities    UK(pound)15,364            1.6563               25,448
                                                                   -------------
TOTAL CURRENT                                                        30,663,306
LIABILITIES
                                                                   -------------
NON-CURRENT LIABILITIES
Loans
     Negotiable bonds   U.S.$230,000,000            1.0000          230,000,000
     - Principal
Intercompany
liabilities
     Camuzzi Argentina  U.S.$  1,836,000            1.0000            1,836,000
     S.A.
     Loma Negra S.A.    U.S.$    612,000            1.0000              612,000
     CNG International  U.S.$    612,000            1.0000              612,000
     Corporation
     United Utilities   U.S.$  1,080,000            1.0000            1,080,000
     International LTD
                                                                   -------------
                                                                      4,140,000
                                                                   -------------
TOTAL NON-CURRENT                                                   234,140,000
LIABILITIES
                                                                   -------------
TOTAL LIABILITIES                                                   264,803,306
================================================================================

                        BUENOS AIRES ENERGY COMPANY S.A.
          INFORMATION REQUIRED UNDER ART. 64, CLAUSE (B) OF LAW 19,550
     For the non-annual fiscal period commenced February 20, 1997 and ended
                                December 31, 1997

                                                                      SCHEDULE H

============================================================================================================
         Items                      Total          Cost of sales         Administrative          Marketing
                                   (Pesos)            (Pesos)               expenses              expenses
                                                                             (Pesos)              (Pesos)
------------------------------------------------------------------------------------------------------------
Purchase of energy and           71,136,331           71,136,331                 --                   --
power
Fees for services                 2,518,076            2,056,804              461,272                 --
Salaries and wages               12,832,933            9,040,662            1,248,993            2,543,278
Traveling expenses                  361,151              151,797              178,354               31,000
Taxes and charges                   823,088              818,688                 --                  4,400
Fixed Asset                       5,931,789            5,635,199              148,295              148,295
depreciation
Intangible Asset                  1,096,795               77,138              961,803               57,854
amortization
Services hired                    3,290,359            2,451,920              709,769              128,670
Postage,                          3,516,455               40,754            1,175,836            2,299,865
communications and
data processing
General expenses for                726,076              126,106              480,821              119,149
maintenance and
operation
Materials and spare               1,107,702            1,107,702                 --                   --
parts
Advertising                          54,369                 --                   --                 54,369
                                ----------------------------------------------------------------------------
Total at December 31,           103,395,124           92,643,101            5,365,143            5,386,880
1997
============================================================================================================

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Buenos Aires Energy Company S.A.:

We have audited the accompanying balance sheet of Buenos Aires Energy Company S.A. as of December 31, 1997 and the related statements of income, changes in shareholders' equity and cash flow for the period commenced February 20, 1997 and ended December 31, 1997. We have also audited the consolidated balance sheet of Buenos Aires Energy Company S.A. and its Subsidiary as of December 31, 1997 and the related consolidated statements of income and cash flow for the period commenced February 20, 1997 and ended December 31, 1997, which have been prepared in local currency in accordance with generally accepted accounting principles prevailing in Argentina and are translated into U.S. Dollars as described in Note 3 to the Financial Statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

The Company keeps its records and reports its financial position and results in local currency, as required by Argentine law, but as described in Note 3 to the Financial Statements, the accompanying financial statements are stated in U.S. dollars solely for the convenience of readers; they result from the translation at the December 31, 1997 exchange rate of the above mentioned local currency financial statements. Furthermore, these financial statements do not include supplementary data required by CNV Regulations.

We conducted our audit in accordance with generally accepted auditing standards prevailing in Argentina. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

At the date of these financial statements, the analysis involving the classification and appraisal of the different fixed assets transferred under the privatization process is under way. This assignment had been entrusted to independent technical appraisers by Empresa Distribuidora de Energia Atlantica S.A., as mentioned in Note 4 to the consolidated financial statements. In view of the foregoing, the Company has not disclosed the breakdown of those assets in its consolidated financial statements, in accordance with prevailing accounting standards.

In our opinion, except for the lack of disclosure of the accounts forming part of the consolidated fixed asset caption mentioned in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Buenos Aires Energy Company S.A. at December 31, 1997 and the results of its operations, changes in its shareholders' equity and cash flow for the period commenced February 20, 1997 and ended December 31, 1997 and the consolidated financial position of Buenos Aires Energy Company S.A. and its Subsidiary at December 31, 1997, and the consolidated results of their operations and cash flow for the period commenced February 20, 1997 and ended December 31, 1997, in conformity with generally accepted accounting principles in Argentina.


BUENOS AIRES, FEBRUARY 24, 1998
-------------------------------

                                            COOPERS & LYBRAND

                                            (Partner)
                                            ------------------------------
                                            Alberto Boruchowicz